UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2006

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10765	23-2077891
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

UNIVERSAL CORPORATE CENTER 367 SOUTH GULPH ROAD KING OF PRUSSIA, PENNSYLVANIA	19406
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 23, 2006 Universal Health Services, Inc. (the “Company”) announced that it will redeem the entire $586,956,000 outstanding principal amount of its Convertible Debentures due June 23, 2020 for a purchase price per bond of $543.41 plus accrued and unpaid cash interest on June 23, 2006. The notice of redemption was sent to the holders of the Convertible Debentures due 2020 on or about May 23, 2006. A copy of the Company’s press release is furnished as exhibit 99.1 to this Form 8-K and is incorporated herein by reference

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

99.1	Universal Health Services, Inc. Press Release dated May 23, 2006

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Health Services, Inc.

By:	/s/ Alan B. Miller
Name:	Alan B. Miller
Title:	Chairman of the Board, President and Chief Executive Officer

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Senior Vice President and Chief Financial Officer

Date: May 24, 2006

Exhibit Index

Exhibit No.	Exhibit

99.1	Universal Health Services, Inc. Press release, dated May 23, 2006